A.T. C R O S S Co.	News Release
Company Contact: Kevin F. Mahoney Senior Vice President, Finance and Chief Financial Officer 401-335-8470	Investor Relations: Dave Mossberg Three Part Advisors, LLC 817-310-0051

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY ANNOUNCES PRELIMINARY 2011 FINANCIAL
RESULTS AND 2012 FINANCIAL GUIDANCE

•	Expects to meet 2011 Basic EPS guidance of $0.67-$0.70; +36% vs. 2010
•	2011 Revenue Growth 10%
•	2012 Basic EPS guidance of between $0.73 and $0.78
•	2012 Fully Diluted EPS guidance of between $0.70 and $0.75

LINCOLN, Rhode Island, January 9, 2012 – A.T. Cross Company (NASDAQ: ATX) announced today that it expects 2011 earnings per share to meet its previously issued basic earnings per share guidance of $0.67-$0.70.  Comparatively, the Company reported $0.50 basic earnings per share in 2010.  Preliminary financial results showed revenue growth in 2011 of 10%, with the Cross Optical Group sales growing 20% and the Cross Accessory Division sales growing 5%.  Complete 2011 financial results will be released on February 22, 2012.

The Company is providing fully diluted earnings per share guidance for 2012 of between $0.70 and $0.75.  Comparatively, 2011 fully diluted earnings per share is expected to be between $0.62 and $0.65.

Commenting on a successful 2011 and the outlook for growth, David G. Whalen, President and Chief Executive Officer of A.T. Cross said,  “We are pleased that both of our operating segments grew in 2011.  Focused investment in our Cross Optical Group continued to pay off as we expanded both the Costa and Native brands into new doors and geographies, launched the Costa prescription sunglass program and introduced several new Native products including ski goggles.   Our confidence in the Optical Group’s business model and growth prospects remains very high.”

Mr. Whalen continued, “The Cross Accessory Division grew 5% in 2011.  However, the growth the Division experienced in the first nine months of the year did not continue during the fourth quarter when year over year Accessory Division revenue declined 6%.  The primary driver of this performance was that sales in Europe during the fourth quarter fell at a double digit rate offsetting the growth delivered in that region in the first nine months and resulting in flat sales for the year.    Until we gain more visibility into the health of the European economy, we have built some caution into our 2012 earnings guidance.  Having said that, our long term view of our business model remains positive and I am very confident that we have growth strategies in place that will continue to reward our shareholders.”

The Company’s preliminary 2011 results and certain forward looking information will be presented at the following January 2012 investor conferences:

•	Semi-Annual NY Micro Cap Conference presented by Sidoti & Company in New York City on Monday, January 9, 2012 at 2:40 pm (EST).

•	14th Annual Needham Growth Conference in New York City on Tuesday, January 10, 2012 at 2:50 pm (EST).

**PLEASE NOTE NEEDHAM HAS CHANGED OUR PRESENTATION TIME FROM 4:50 PM TO 2:50 PM.**

The presentation for the conferences may be accessed under the investor relations section of the Company’s website, www.cross.com.  The Needham Conference will be webcast live and may be found on the Company’s website and on the Needham Company website, www.needhamco.com.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. A.T. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa and Native Eyewear premium sports sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected strength of the Cross Optical Business Model, the expected impact of the Company’s growth strategies as well as the initial guidance for 2012).  In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including but not limited to the possibility that unexpected factors relating to 2011 are discovered, the risk that economic uncertainty globally, and in particular in Europe, may have a greater negative impact than expected, and the ability of the Company to deliver on 2012 expectations, and are not guarantees since there are inherent difficulties in predicting future results.  Actual results could differ materially from those expressed or implied in the forward-looking statements.  The information contained in this document is as of January 9, 2012.  The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.  Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.